EXHIBIT 4.28

[Face of Zero Coupon Security]

OCCIDENTAL PETROLEUM CORPORATION

Zero Coupon Senior Notes due 2036

[THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  THE ISSUE DATE OF THIS SECURITY IS [   ] AND THE YIELD IS 5.2401683930%, COMPOUNDED SEMI-ANNUALLY UP TO OCTOBER 10, 2036.  FOR EACH $1,000,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $[   ] AND THE TOTAL ORIGINAL ISSUE DISCOUNT OVER THE TERM OF THIS NOTE IS $[   ].]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

OCCIDENTAL PETROLEUM CORPORATION

Zero Coupon Senior Notes due 2036

No. ___________	CUSIP___________
Principal Amount at Maturity: $ _____________ Original Accreted Value: $ _______________ Original Issue Date: _____________ Maturity Date: October 10, 2036

Occidental Petroleum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of ______________DOLLARS ($_____________) [or such greater or lesser amount as may be from time to time be endorsed on the Schedule of Increases or Decreases in Zero Coupon Global Security attached hereto]1 on October 10, 2036.  Principal on this Security will accrue in the form of an increase in Accreted Value (as defined below) of this Security from [   ], at an annual rate of 5.2401683930% per annum, compounded semi-annually on each April 10 and October 10 (each, an “Accreted Value Calculation Date”), until October 10, 2036 or such earlier Maturity of the principal of this Security as may occur upon acceleration or upon redemption or otherwise.

The principal of this Security shall not bear interest except in the case of a default in payment of principal at the Maturity thereof (whether upon acceleration, upon redemption or at Stated Maturity) and in such case the overdue principal shall bear interest at the rate of 5.2401683930% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such principal is due until it is paid or made available for payment.  Interest on any overdue principal shall be payable on demand and will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof; provided, however, that if this Security is not a global Security, (i) all payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $5,000,000 and the Holder hereof at the time of surrender hereof delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

1 Add if the Security is to be a Zero Coupon Global Security.

The portion of the principal amount at maturity of the Outstanding Zero Coupon Securities (i) which shall be payable upon declaration of acceleration of Maturity thereof pursuant to Section 502 of the Indenture as of any date or (ii) which shall be deemed to be the “principal amount” of the Zero Coupon Securities as of any date for any other purpose under the Indenture, including the principal amount thereof which shall be deemed Outstanding as of any date for purposes of directing the Trustee to take or refrain from taking any action under the Indenture or consenting to any modifications permitted thereunder to any supplemental indenture with respect thereto or waiving any default thereunder shall be the Accreted Value of the Zero Coupon Securities as of such date (or, if such date is after the date of Maturity of the principal thereof, the Accreted Value thereof on such date of Maturity).

The “Accreted Value” of the Zero Coupon Securities shall be (x) on any Accreted Value Calculation Date, the product of (i) the aggregate principal amount at maturity and (ii) the accretion factor for such date as set forth in the accretion value schedule in Annex B hereto (the “Accretion Factor”); and (y) on any date between two Accreted Value Calculation Dates (an “Interim Date”), the sum of (i) the Accreted Value on the first such Accreted Value Calculation Date and (ii) the product of (A)1/180th of the difference between the Accreted Values on the second and the first such Accreted Value Calculation Dates and (B) the number of days (based on a 360-day year of twelve 30-day months) from and including the first of the two Accreted Value Calculation Dates to but excluding the Interim Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[signature page follows]

IN WITNESS WHEREOF, OCCIDENTAL PETROLEUM CORPORATION has caused this Security to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer.

Dated:

OCCIDENTAL PETROLEUM CORPORATION.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By
AUTHORIZED SIGNATORY

Reverse of Zero Coupon Senior Note due 2036

This Security is one of a duly authorized issue of securities (herein called the “Securities” or the “Zero Coupon Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of August 8, 2019 (herein called the “Indenture” which term, for the purpose of this Security, shall include the Officer’s Certificate dated [   ], 2019, delivered pursuant to Sections 201 and 301 of the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $[   ].

The Securities of this series are issuable only in registered form, without coupons, in denominations of principal amount at maturity of $2,000 and any amount in excess thereof which is an integral multiple of $1,000.  As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount at maturity of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series are not subject to any sinking fund.  On October 10, 2019, and on each subsequent anniversary of such date thereafter (each such date, a “Purchase Date”), a Holder shall have the right to require the Company to redeem all or a portion of the Zero Coupon Security registered in the name of such Holder on the Security Register at a Redemption Price equal to the product of the principal amount at maturity of such Zero Coupon Security (or portion thereof) to be redeemed and the “Put Price” related to such Purchase Date as set forth in the table in Annex A hereto (each such amount, a “Purchase Price”).

Any Holder electing to require the Company to redeem all or a portion of its Zero Coupon Securities on a Purchase Date must provide prior written notice (a “Redemption Notice”) to the Trustee and the Company (by facsimile or courier in the case of definitive Securities and in accordance with the applicable policies and procedures of the Depositary, in the case of global Securities) at least 20 Business Days prior to such Purchase Date.  The Purchase Date for which a Holder has given a Redemption Notice shall be a “Redemption Date”.  Such Redemption Notice shall include: (i) the portion of the principal amount at maturity of the Zero Coupon Securities that such Holder is electing to have redeemed, which must be $2,000 principal amount at maturity or an integral multiple of $1,000 in excess thereof, (ii) that the Zero Coupon Securities are to be redeemed pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the relevant Purchase Price and (iv) the Redemption Date.  Once given, such a Redemption Notice is irrevocable.

In accordance with Section 1106 of the Indenture, a Redemption Notice having been given, the Zero Coupon Securities shall, on the Redemption Date, become due and payable at the Purchase Price, but the Company’s obligation to pay the Purchase Price for the Zero Coupon Securities specified in a Redemption Notice shall be conditioned upon the applicable Holder delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such Redemption Notice.  If the Zero Coupon Securities are in the form of global Securities, the delivery shall be in accordance with the applicable policies and procedures of the Depositary.

The Company shall cause the Purchase Price for such Zero Coupon Securities to be paid promptly following the later of the relevant Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Purchase Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Redemption Date and, if the Trustee holds sufficient funds in the amount of the Purchase Price with respect to such Zero Coupon Securities on the next succeeding Business Day after such Redemption Date, then, on and as of the Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Purchase Price upon delivery of the Zero Coupon Securities.

Except as set forth in the following paragraphs, the Securities shall not be redeemable at the option of the Company prior to Maturity; provided, however, that the Company may, from time to time, purchase the Securities in the open market or otherwise from time to time.

If, at the close of business on the day that is 20 Business Days prior to any Purchase Date (such date, the “Trigger Date”), Zero Coupon Securities representing 90% or more of the aggregate Original Accreted Value of the Zero Coupon Securities originally issued under the Indenture have been either purchased or redeemed by the Company or tendered for redemption on such Purchase Date at the election of Holders of the Zero Coupon Securities pursuant to the paragraphs above (a “Trigger Event”), the Company will have the option to redeem all but not part of the Outstanding Zero Coupon Securities upon not less than 15 Business Days prior written notice to the Holders (such notice, the “Optional Redemption Notice”), on the Purchase Date succeeding such Trigger Date or any subsequent Purchase Date (if and as so elected, the “Optional Redemption Date”).  The Redemption Price will equal 100% of the Accreted Value of the Outstanding Zero Coupon Securities on the Optional Redemption Date (the “Optional Redemption Price”).  The Optional Redemption Notice shall include: (i) a statement that the Trigger Event has occurred, (ii) that all Outstanding Zero Coupon Securities (other than any tendered by the Holders for redemption on such Optional Redemption Date) are to be redeemed on the Optional Redemption Date pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the Optional Redemption Price and (iv) the Optional Redemption Date. As used herein, “Original Accreted Value” means the Original Accreted Value as set forth on the face of the Zero Coupon Securities, such amount being equivalent to the Accreted Value of the Zero Coupon Securities as of the date of original issuance.

In accordance with Section 1106 of the Indenture, the Optional Redemption Notice having been given, the Zero Coupon Securities shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, but the Company’s obligation to pay the Optional Redemption Price for the Outstanding Zero Coupon Securities specified in the Optional Redemption Notice shall be conditioned upon the Holders delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such notice.  If the Zero Coupon Securities are in the form of global Securities, the delivery shall be in accordance with the Applicable Procedures.

The Company shall cause the Optional Redemption Price for such Zero Coupon Securities to be paid promptly following the later of the Optional Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Optional Redemption Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Optional Redemption Date and, if the Trustee holds sufficient funds in the amount of the Optional Redemption Price with respect to such Zero Coupon Securities on the next succeeding Business Day after such Optional Redemption Date, then, on and as of the Optional Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Optional Redemption Price upon delivery of the Zero Coupon Securities.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in authorized denominations in the name of the Holder hereof upon surrender hereof.

For all purposes of this Security and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Security shall relate, in the case that this Security is redeemed, or to be redeemed, by the Company only in part, to that portion of this Security that has been, or is to be, redeemed.

If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to 100% of the Accreted Value of the Outstanding Zero Coupon Securities as of the date of acceleration of such Securities.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal (to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent  of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities of all series voting as a single class or (ii) if fewer than all of the series of the Outstanding Securities are affected by such addition, change, elimination, or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  For purposes of this paragraph and the following paragraph, the “principal amount” of the Securities of this series that shall be deemed to be Outstanding as of any date for any purpose under the Indenture shall be the Accreted Value thereof as of such date (or, if such date is after the date of Maturity of the principal thereof, the Accreted Value thereof on such date of Maturity).

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount at maturity of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security, subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Company shall be permitted, by irrevocably depositing cash or U.S. Government Obligations, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding Securities that have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year), with the Trustee in trust, solely for the benefit of the Holders of all Outstanding Securities, to defease the Indenture with respect to such Securities (subject to specified exceptions), and upon such deposit and satisfaction of the other conditions set forth in the Indenture, the Company shall be deemed to have paid and discharged its entire indebtedness on the Securities.

The Company shall also be permitted to discharge, at any time, its obligations in respect of the Securities (other than certain limited obligations, such as the obligation to transfer and exchange the Securities by (i)(a) delivering all of the outstanding Securities to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient, without investment, to pay all remaining principal on the Securities and (ii) complying with certain other provisions of the Indenture, including delivering to the Trustee an opinion of counsel from a nationally recognized counsel or an IRS ruling stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in the case of either (a) or (b) to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and discharge were not to occur.

The Company shall also be permitted to omit to comply with the restrictive covenants described in Sections 1007 and 801 of the Indenture, with respect to the Securities, and the omission shall not be an Event of Default, pursuant to the Company’s right to covenant defeasance. In order to exercise the Company’s right to covenant defeasance, the Company will be required to deposit with the Trustee, in trust funds or non-callable United States government or government-guaranteed obligations, funds sufficient, without investment, to pay all remaining principal on the Securities. To effect a covenant defeasance with respect to the Securities, the Company shall be required to deliver to the Trustee an opinion of counsel to the effect that the holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and the covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount at maturity, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 305, 906 or 1107 of the Indenture not involving any transfer).

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee or any agent shall be affected by notice to the contrary.

This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

All undefined terms (whether or not capitalized) used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Zero Coupon Senior Note due 2036 (this “Zero Coupon Security”), fill in the form below:

I or we assign and transfer this Zero Coupon Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ______________________ agent to transfer this Zero Coupon Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Zero Coupon Security.

Signature
Signature Guarantee:

Signature must be guaranteed*	Signature

*NOTICE: The signature must be guaranteed by an institution that is a member of one of the following recognized signature guarantee programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[SCHEDULE OF INCREASES OR DECREASES IN ZERO COUPON GLOBAL SECURITY

The initial principal amount at maturity of this Zero Coupon Global Security is $[ ].  The following increases or decreases in this Zero Coupon Global Security have been made:
Date of Increase or Decrease	Amount of Decrease in Principal Amount at Maturity of this Zero Coupon Global Security	Amount of Increase in Principal Amount at Maturity of this Zero Coupon Global Security	Remaining Principal Amount at Maturity of this Zero Coupon Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

][2]

2 Add if the security is to be a Zero Coupon Global Security.

Annex A

Purchase Price

Purchase Date	Put Price (% of Final Principal)	Purchase Price per Million (principal amount at maturity in dollars)
October 10, 2019	41.504916	$415,049.16
October 10, 2020	43.708335	$437,083.35
October 10, 2021	46.028731	$460,287.31
October 10, 2022	48.472312	$484,723.12
October 10, 2023	51.045618	$510,456.18
October 10, 2024	53.755536	$537,555.36
October 10, 2025	56.609319	$566,093.19
October 10, 2026	59.614605	$596,146.05
October 10, 2027	62.779435	$627,794.35
October 10, 2028	66.112280	$661,122.80
October 10, 2029	69.622060	$696,220.60
October 10, 2030	73.318167	$733,181.67
October 10, 2031	77.210494	$772,104.94
October 10, 2032	81.309458	$813,094.58
October 10, 2033	85.626028	$856,260.28
October 10, 2034	90.171757	$901,717.57
October 10, 2035	94.958811	$949,588.11
Maturity Date	100.000000	$1,000,000.00

Annex A-1

Annex B

Accretion Value Schedule
Accretion Calculation Date	Accretion Factor (%)
October 10, 2019	41.504915507600
April 10, 2020	42.592379239600
October 10, 2020	43.708335436900
April 10, 2021	44.853530626300
October 10, 2021	46.028730893800
April 10, 2022	47.234722397800
October 10, 2022	48,472311894600
April 10, 2023	49.742327278200
October 10, 2023	51.045618134200
April 10, 2024	52.383056307900
October 10, 2024	53.755536487900
April 10, 2025	55.163976804200
October 10, 2025	56.609319442600
April 10, 2026	58.092531275000
October 10, 2026	59.614604506300
April 10, 2027	61.176557337800
October 10, 2027	62.779434648600
April 10, 2028	64.424308694500
October 10, 2028	66.112279825300
April 10, 2029	67.844477220900
October 10, 2029	69.622059646800
April 10, 2030	71.446216228900
October 10, 2030	73.318167249300
April 10, 2031	75.239164962500
October 10, 2031	77.210494433300
April 10, 2032	79.233474396000
October 10, 2032	81.309458137000
April 10, 2033	83.439834399900
October 10, 2033	85.626028314600
April 10, 2034	87.869502350500
October 10, 2034	90.171757295200
April 10, 2035	92.534333257800
October 10, 2035	94.958810699800
April 10, 2036	97.446811492100
Maturity Date	100.000000000000

Annex B-1